Filed pursuant to Rule 424(b)(3)

SEC File No. 333-269363

PROSPECTUS SUPPLEMENT NO. 6

(to Prospectus dated February 3, 2023)

8,666,666 Shares of Common Stock

Warrants to Purchase up to 17,333,332 Shares of Common Stock

Up to 17,333,332 Shares of Common Stock underlying Warrants

Pre-Funded Warrants to purchase up to 8,666,666 Shares of Common Stock

Up to 8,666,666 Shares of Common Stock underlying Pre-Funded Warrants

Tenax Therapeutics, Inc.

This prospectus supplement updates, amends and supplements the prospectus dated February 3, 2023, as amended by Prospectus Supplement No. 1 dated March 31, 2023, Prospectus Supplement No. 2 dated April 13, 2023, Prospectus Supplement No. 3 dated May 31, 2023, Prospectus Supplement No. 4 dated June 13, 2023 and Prospectus Supplement No. 5 dated July 19, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333- 269363).  Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with information contained in our Current Report on Form 8-K filed with the SEC on August 15, 2023, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TENX.” The last reported closing price for our Common Stock on Nasdaq on August 14, 2023 was $0.2923 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 15, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 9, 2023, the Board of Directors of Tenax Therapeutics, Inc. (the “Company”) approved the Company’s Fourth Amended and Restated Bylaws, effective immediately upon approval by the Board (the “Amended and Restated Bylaws”).  The amendments enacted by the Amended and Restated Bylaws, among other things: (i) amend Article II, Section 9 regarding quorum for stockholders meetings to allow for quorum to be obtained through the presence in person or by proxy of the holders of one-third of the shares entitled to vote, (ii) add a provision clarifying the mechanics to adjourn stockholder meetings, (iii) provide for the removal of directors with or without cause by majority vote of the stockholders, and (iv) include certain other ministerial, clarifying and conforming changes.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the same, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of Tenax Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2023	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer

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EXHIBIT 3.1

Final Version

FOURTH AMENDED AND RESTATED BYLAWS OF

TENAX THERAPEUTICS, INC.

(As Adopted and in Effect as of August 9, 2023)

ARTICLE I

OFFICES

1.

Registered Office. The registered office of the Corporation shall be in the county of New Castle, at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its resident agent at such address is Corporation Service Company.

2.

Other Offices. Other offices may be established by the Board of Directors at any place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1.

Place of Meetings. Meetings of stockholders shall be held either at the principal executive office or any other place within or without the State of Delaware which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board, or by the written consent of all stockholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation; provided, however, that if no place is designated or so fixed, stockholder meetings shall be held at the principal executive office of the Corporation.

2.

Annual Meetings. The annual meetings of the stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held each year on a date and a time designated by the Board of Directors.

3.

Special Meetings. Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the President or by a majority of the Board of Directors, or by such other person as the Board of Directors may designate.

4.

Notice of Business to be Brought Before a Meeting. At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 5 and Section 6 of this Article II and this Section 4 shall not be applicable to nominations except as expressly provided in Section 5 and Section 6 of this Article II.

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For business to be properly brought before the annual meeting by a stockholder of record, the stockholder must (i) have given timely notice thereof in writing to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

To be in proper form for purposes of this Section 4, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of stock of the Corporation which are owned, of record and beneficially, by the stockholder and beneficial owner, if any, (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal.

A stockholder providing the notice of business proposed to be brought at an annual meeting shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4, and if he should so determine, he shall so declare to the meeting and any such business not properly before the meeting shall not be transacted.

For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

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5.

Notice of Nominations for Election to the Board of Directors. Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these bylaws, or (ii) by a stockholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 5 and Section 6 as to such notice and nomination. For purposes of this Section 5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) have given timely notice (as set forth in Section 4) thereof in writing and in proper form to the Secretary of the Corporation, (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 5 and Section 6 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 5 and Section 6. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 5 and Section 6 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 4) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form for purposes of this Section 5, a stockholder’s notice to the Secretary shall set forth (a) as to each proposed nominee (i) such person’s name, age, business address and, if known, residence address, (ii) such person’s principal occupation or employment, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (iv) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder giving the notice (i) such stockholder’s name and address, as they appear on the Corporation’s books, (ii) the class and number of shares of stock of the Corporation which are owned, beneficially and of record, by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (v) a representation whether the stockholder intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination; and (c) as to the beneficial owner, if any, on whose behalf the nomination is being made (i) such beneficial owner’s name and address, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such beneficial owner, (iii) a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made and (iv) a representation whether the beneficial owner intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock requirement to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

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A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

In addition to the requirements of this Section 5 with respect to any nomination proposed to be made at a meeting, each nominating stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

6.

Additional Requirements For Valid Nomination of Candidates to Serve as Director and, If Elected, to Be Seated as Directors. To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 5 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation.

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No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the nominating stockholder seeking to place such candidate’s name in nomination has complied with Section 5 and this Section 6, as applicable. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly made in accordance with the provisions of Section 5 and this Section 6, and if he should so determine, he shall so declare to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 6.

7.

Notice of Stockholders’ Meetings. Written notice of each annual or special meeting signed by the President or a Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors shall designate, shall be delivered personally to, or shall be mailed postage prepaid, to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be directed to the stockholder at his address as it appears upon the records of the Corporation, and service of such notice by mail shall be complete upon such mailing, and the time of the notice shall begin to run from the date it is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. All such notices shall be delivered or sent to each stockholder entitled thereto not less than ten nor more than sixty days before each annual or special meeting, and shall specify the purpose or purposes for which the meeting is called, the place, the day and the hour of such meeting. The foregoing notwithstanding, any notice may be given to a stockholder, and shall be deemed effective for all purposes, to the extent such notice is given in accordance with Sections 232 (Notice of Electronic Transmission) or 233 (Notice to Stockholders Sharing an Address), as the same may hereafter be amended or replaced with a similar successor statutory provision.

Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

8.

Voting. At all meetings of stockholders, every stockholder entitled to vote shall have the right to vote in person or by written proxy the number of shares standing in his own name on the stock records of the Corporation. There shall be no cumulative voting. Such vote may be viva voce or ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a stockholder at any election and before the voting begins.

9.

Quorum. The presence in person or by proxy of the holders of one-third of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

10.

Ratification and Approval of Actions at Meetings. Whenever the stockholders entitled to vote at any meeting consent, either by: (a) a writing on the records of the meeting or filed with the Secretary; (b) presence at such meeting and oral consent entered on the minutes; or (c) taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting, any business may be transacted that is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time. If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

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11.

Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing, which instrument shall be filed with the Secretary of the Corporation. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meetings, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed three years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

12.

Action Without a Meeting. Any action which may be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required. This general provision for action by written consent shall not supersede any specific provision for action by written consent contained in the Delaware General Corporation Law. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

13.

Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

ARTICLE III

DIRECTORS

1.

Powers. Subject to limitations of the Certificate of Incorporation and the provisions of the Delaware General Corporation Law as to action to be authorized or approved by the stockholders, and subject to the duties of Directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation must be managed and controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

First.

To select and remove all officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or the Bylaws, fix their compensation and require from them security for faithful service.

Second.

To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or the Bylaws, as they may deem best.

Third.

To change the registered office of the Corporation in the State of Delaware from one location to another, and the registered agent in charge thereof, as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware, as provided in Article I, Section 2, hereof, to designate any place within or without the State of Delaware, for the holding of any stockholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

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Fourth.

To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of cash, services rendered, personal property, real property or leases thereof, or in the case of shares issued as a dividend, against amounts transferred from surplus to capital.

Fifth.

To borrow money and incur indebtedness for the purpose of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefor.

Sixth.	To make the Bylaws of the Corporation, subject to the Bylaws, if any, adopted by the stockholders.

Seventh.

To, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

2.

Number and Qualification of Directors. The number of Directors constituting the whole Board shall be not less than one nor more than fifteen. The first Board shall consist of two directors. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. All directors must be at least 18 years of age. Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders.

3.

Election, Classification and Term of Office. Each Director shall be elected at each annual meeting of stockholders by a plurality of votes cast at the election, but if for any reason the Directors are not elected at the annual meeting of stockholders, each Director may be elected at any special meeting of stockholders called for that purpose by a plurality of votes cast at the election. Each Director shall hold office until his successor is elected and qualified.

In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director until the expiration of his current term, or his earlier resignation, removal from office or death.

4.

Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholder shall have power to elect a successor to take office when the resignation is to become effective, and such successor shall hold office during the remainder of the resigning Director's term of office.

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5.

Place of Meeting. Regular meetings of the Board of Directors shall be held at any place within or without the State of Delaware as designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office.

Members of the Board, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting. Each person participating in such meeting shall sign the minutes thereof, which minutes may be signed in counterparts.

6.

Organization Meeting. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

7.	Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, President or by any two or more Directors.

Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail or other form of written communication (such as by telegraph, Federal Express package, or other similar forms of written communication), charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed or otherwise communicated in writing, it shall be deposited in the United States mail or delivered to the appropriate delivering agent at least seventy-two hours prior to the time of the holding of the meeting. In case such notice is Personally delivered, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Such mailing, personal delivery or other written communication as above provided shall be due, legal and personal notice to such Director.

8.	Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

9.

Ratification and Approval. Whenever all Directors entitled to vote at any meeting consent, either by: (a) a writing on the records of the meeting or filed with the Secretary; (b) presence at such meeting and oral consent entered on the minutes; or (c) taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all Directors having the right to vote at such meeting.

10.

Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or such committee.

11.

Quorum. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly assembled at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation.

12.

Adjournment. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until a quorum shall be present.

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13.

Fees and Compensation. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving the compensation therefor. Members of committees may be compensated for attending committee meetings.

14.	Removal. Any Director may be removed from office with or without cause by the vote of stockholders representing a majority [SS1] of the issued and outstanding capital stock entitled to voting power.

ARTICLE IV

OFFICERS

1.

Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Chairman of the Board, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than the Chairman of the Board need not be Directors. One person may hold two or more offices.

2.

Election. The officers of this Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

3.

Subordinate Officers, Etc. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

4.

Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.

Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

6.

Chairman of the Board. The Chairman of the Board, if there be such a position, shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

7.

Other Officers. The other officers of the Corporation chosen by the board of directors pursuant to these Bylaws shall exercise and perform such powers and duties as the Board of Directors shall determine.

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ARTICLE V

MISCELLANEOUS

1.

Record Date and Closing Stock Books. The Board of Directors may fix a day, not more than sixty (60) days prior to the holding of any meeting of stockholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date is fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of any such period.

2.

Inspection of Corporate Records. Stockholders shall have the right to inspect such corporate records at such times and based upon such limitations of such rights as may be set forth in the Delaware General Corporation Law from time to time.

3.

Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

4.

Contract, Etc., How Executed. The Board of Directors, except as otherwise provided in these Bylaws may authorize any officer or officers, agent or agents to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

5.

Certificates of Stock. A certificate or certificates for certificated shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, President, or a Vice President, and by the Treasurer, Secretary or an Assistant Secretary, or be authenticated by facsimiles of their respective signatures; provided, however, that every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and by a registrar, which registrar cannot be the Corporation itself.

Certificates for certificated shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide.

The Board of Directors is hereby authorized, pursuant to the provisions of Delaware General Corporation Law Section 158, to issue uncertificated shares of some or all of the shares of any or all of its classes or series.

6.

Representation of the Shares of Other Corporation. The President or any Vice President, and the Secretary or Assistant Secretary, of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

7.

Exclusive Forum for Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, any North Carolina state court that has jurisdiction, or the Delaware Court of Chancery shall, to the fullest extent permitted by law, be the sole and exclusive forum for any internal corporate claims, including without limitation: (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, and (4) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. Any such action filed in a North Carolina state court shall be designated by the party filing the action as a mandatory complex business case pursuant to applicable North Carolina law. If any term of this Section is declared invalid, illegal or incapable of being enforced by any governmental authority of competent jurisdiction, all other terms of this Section shall nevertheless remain in full force and effect.

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ARTICLE VI

AMENDMENTS

1.

Power of Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the Corporation or by the written assent of such stockholders.

2.

Power of Directors. Subject to the right of stockholders as provided in Section 1 of this Article VI to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors.

ARTICLE VII

TRANSACTIONS INVOLVING DIRECTORS AND OFFICERS

1.

Validity of Contracts and Transactions. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, firm, association, or other organization in which one or more of its Directors or officers are Directors or officers or are financially interested, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee that authorizes or approves the contract or transaction, or because their votes are counted for such purpose, provided that:

a.

the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and noted in the minutes, and the Board of Directors or committee, in good faith, authorizes the contract or transaction in good faith by the affirmative vote of a majority of disinterested directors, even though the disinterested directors are less than a quorum;

b.

the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by the majority of shares entitled to vote, counting the votes of the common or interested directors or officers; or

c.	the contract or transaction is fair as to the Corporation as of the time it is authorized or approved.

2.

Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the contract or transaction.

ARTICLE VIII

INSURANCE AND OTHER FINANCIAL ARRANGEMENTS

The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses. The insurance or other financial arrangements may be provided by the Corporation or by any other person or entity approved by the Board of Directors including a subsidiary of the corporation.

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Such other financial arrangements made by the Corporation may include the following:

a.	The creation of a trust fund;

b.	The establishment of a program of self-insurance;

c.	The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; or

d.

The establishment of a letter of credit, guaranty or surety. No financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court as provided in Article IX hereof.

ARTICLE IX

INDEMNIFICATION

1.

Action Not By Or On Behalf Of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.

Action By Or On Behalf Of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.

Successful Defense. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article IX, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense.

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4.

Determination Of Right To Indemnification In Certain Circumstances. Any indemnification under Section 1 or 2 of this Article IX, unless ordered by a court or advanced pursuant to this Article IX, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances. The determination must be made by the Stockholders, the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding, or if a majority vote of a quorum of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion, or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5.

Advance Payment of Expenses. Expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation as authorized in this Article. The provisions of this subsection (5) of this Article IX shall not affect any rights to advancement of expenses to which corporate personnel other than Directors or officers may be entitled under any contract or otherwise by law.

6.	Not Exclusive.

a.	The indemnification and advancement of expenses authorized in or ordered by a court pursuant to any other section of this Article IX or any provision of law:

i.

does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 of this Article IX or for the advancement of expenses made pursuant to this Article IX may not be made to or on behalf of any Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

ii.	continues for a person who has ceased to be a Director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

b.

Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any Director, officer, employee or agent of the Corporation providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action.

7.

Certain Definitions. For the purposes of this Article IX, (a) any Director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (b) any Director, officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such Director, officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as director, officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article IX references to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

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